Interests in
                           Kearny Federal Savings Bank
              Employees' Savings and Profit Sharing Plan and Trust
                                       and
                          Offering of 384,304 Shares of
                     Common Stock, $.10 par value per share,
                                       of
                             Kearny Financial Corp.

         This prospectus supplement relates to the offer and sale to participants in the Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust of participation interests and shares of Kearny Financial Corp.

         In connection with the initial public offering of common stock of Kearny Financial Corp., the plan has been amended to permit the investment of plan assets in various participant directed investment alternatives, including investment in the stock of Kearny Financial Corp. Your eligibility to purchase stock utilizing your 401(k) Plan assets is determined based upon your stock subscription rights as a depositor of Kearny Federal Savings Bank. Participation in the 401(k) Plan does not give you any special rights to purchase stock in the initial public offering. You may direct the trustee of the plan to purchase the stock with plan assets which are attributable to you as a participant. This prospectus supplement relates to your decision whether or not to invest all or a portion of your plan funds in Kearny Financial Corp. common stock.

         If you direct the trustee to invest all or a portion of your plan funds in Kearny Financial Corp. common stock in the initial public offering, the price paid for such shares will be $10.00 per share. This price is the price that will be paid by all other persons who purchase shares of Kearny Financial Corp. common stock in the initial public offering.

         If you direct the trustee to invest all or a portion of your plan funds in Kearny Financial Corp. common stock after the initial public offering, shares purchased for your account in open market transactions, and the price paid for such shares will be the market price at the time of the purchase, which may be more or less than the initial public offering price of $10.00 per share.

         The prospectus of Kearny Financial Corp., dated ________ __, 2004 which is attached to this prospectus supplement, includes detailed information regarding Kearny Financial Corp. common stock, and the financial condition, results of operation, and business of Kearny. This prospectus supplement provides information regarding the plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

         Please refer to Risk Factors beginning on page __ of the prospectus.

         These securities have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision, or any other federal agency or any state securities commission, nor has such commission, office, or other agency or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         The date of this prospectus supplement is November __, 2004.

                                TABLE OF CONTENTS

The Offering......................................................................................................1

         Securities Offered.......................................................................................1
         Election to Purchase Stock in the Initial Offering.......................................................1
         Value of Participation Interests.........................................................................2
         Purchase Price of Kearny Financial Corp. Common Stock....................................................2
         Method of Directing Investments..........................................................................3
         Time for Directing Investment............................................................................3
         Irrevocability of Investment Direction...................................................................3
         Direction to Purchase the Stock After the Initial Offering...............................................3
         Nature of Each Participant's Interest in
                  Kearny Financial Corp. Common Stock.............................................................4
         Voting and Tender Rights of the Stock....................................................................4
         Minimum Investment.......................................................................................4

Description of the Plan...........................................................................................4

         General..................................................................................................4
         Eligibility and Participation............................................................................5
         Contributions and Benefits Under the Plan................................................................5
         Limitations on Contributions.............................................................................5
         Investment of Plan Assets................................................................................6
         Performance of Previous Funds............................................................................8
         Performance of Employer Stock Fund.......................................................................8
         Benefits Under the Plan................................................................................. 9
         Withdrawals and Distributions From the Plan............................................................. 9
         Administration of the Plan............................................................................. 11
         Reports to Plan Participants........................................................................... 11
         Amendment and Termination.............................................................................. 12
         Merger, Consolidation, or Transfer..................................................................... 12
         Federal Income Tax Consequences.........................................................................12
         Restrictions on Resale..................................................................................13
         Additional Employee Retirement Income Security Act ("ERISA") Considerations.............................13
         SEC Reporting and Short-Swing Profit Liability..........................................................13
         Additional Information..................................................................................14

Legal Opinions...................................................................................................14

Investment Election Form.................................................................................Appendix-A

Change of Investment Allocation Form.....................................................................Appendix-B

Special Tax Notice Regarding Plan Payments...............................................................Appendix-C


                                  THE OFFERING

Securities Offered

         The securities offered in connection with this prospectus supplement are participation interests in the plan and shares of Kearny Financial Corp. common stock. Only employees of Kearny who meet the eligibility requirements under the plan may participate. Information with regard to the plan is contained in this prospectus supplement and information with regard to the stock offering and the financial condition, results of operation, and business of Kearny is contained in the attached prospectus.

Election to Purchase Stock in the Initial Offering

         Your eligibility to purchase stock utilizing your 401(k) Plan assets is determined based upon your stock subscription rights as a member of Kearny Federal Savings Bank. Participation in the 401(k) Plan does not give you any special rights to purchase stock in the initial public offering. You may direct the trustee of the plan to invest all or part of the funds in your account in the Employer Stock Fund. Based upon your election, the trustees of the plan will subscribe for Kearny Financial Corp. shares in the initial offering. You also will be permitted to direct ongoing purchases of the stock under the plan after the initial offering. See "Direction to Purchase Stock After the Initial Offering." The plan's trustee will follow your investment directions. Amounts not transferred to the Employer Stock Fund will remain invested in the other investment funds of the plan as directed by you. See "Investment of Plan Assets." Your investment in the common stock of Kearny Financial Corp. in the offering through the Kearny Financial Corp. Stock Fund available under the Plan is subject to the purchase priorities contained in the plan of stock issuance of Kearny Financial Corp.

         All Plan participants are eligible to direct a transfer of funds to the Kearny Financial Corp. Stock Fund. However, such directions are subject to the purchase priorities in the plan of stock issuance as follows:

1.       Eligible account holders

2.       Tax-qualified   employee  benefit  plans  of  Kearny  Financial  Corp.,
         including the employee stock ownership plan which we intend to adopt, and

3.       Supplemental eligible account holders

         An eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on March 31, 2003. A supplemental eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on September 30, 2004. If you fall into subscription offering categories (1) or (3), you have subscription rights to purchase shares of Kearny Financial Corp. common stock in the subscription offering and you may use funds in the Plan account to pay for the shares of Kearny Financial Corp. common stock which you are eligible to purchase. You may also be able to purchase shares of Kearny Financial Corp. common stock in the subscription offering even though you are unable to purchase through subscription offering categories (1) or (3) if Kearny Financial Corp. determines to allow the Plan to purchase shares through subscription offering category (2), reserved for its tax-qualified employee plans, including the employee stock ownership plan which will be adopted by Kearny Financial Corp. in connection with the offering. The trustee of the Kearny Financial Corp. Stock Fund will purchase common stock in accordance with your directions. No later than the closing date of the subscription offering period, the amount that you elect to transfer from your existing account balances for the purchase of common stock in the offering will be removed from your existing accounts and transferred to an interest-bearing account, pending the closing of the offering. At the close of the offering, and subject to a determination as to whether all or any portion of your order may be filed (based on your purchase priority and whether the offering is oversubscribed), all or a portion of the amount that you have transferred to purchase stock in the offering will be applied to the common stock purchase.

         In the event the offering is oversubscribed, i.e. there are more orders for common stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock will be reinvested in the investment funds of the Plan. The amount that cannot be applied to the purchase of common stock in the offering and any interest your account earned, pending investment in common stock, will be reinvested in accordance with your then existing investment election (in proportion to your investment direction for future contributions). If you fail to direct the investment of your account balances towards the purchase of any shares in connection with the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

Value of Participation Interests

         As of August 13, 2004, the total market value of the assets of the plan equaled $3,843,039. The plan administrator has informed each participant of the value of his or her account in the plan as of ________ __, 2004. The value of the plan assets represents your past contributions to the plan, employer matching contributions, profit-sharing contributions, plus or minus earnings or losses on contributions, less withdrawals and loans. You may direct up to 100% of the value of your account assets to invest in the Employer Stock Fund. However, in connection with the initial offering of the stock, if you elect to purchase the stock, you will be required to invest a minimum amount of your account assets in the Employer Stock Fund.

Purchase Price of Kearny Financial Corp. Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of the stock issued in the initial offering will be used by the trustee to purchase shares of Kearny Financial Corp. common stock. The price paid for such shares of the stock will be $10.00. This price is the price that will be paid by all other persons who purchase shares of the stock in the initial offering.

         Your account assets directed for investment in the Employer Stock Fund after the initial offering shall be invested by the trustee to purchase shares of Kearny Financial Corp. common stock in open market transactions. The price paid by the trustee for shares of the Kearny Financial Corp. common stock in the initial offering, or otherwise, will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act.

Method of Directing Investments

         Appendix A of this prospectus supplement includes an investment election form for you to direct a transfer to the Employer Stock Fund in the initial offering of all or a portion of your account under the plan. Appendix B of this prospectus supplement includes Pentegra's change of investment allocation form which is to be used to direct future contributions to the Employer Stock Fund after the initial offering.

         If you wish to invest all or part of your account in the Employer Stock Fund in the initial offering you need to complete Appendix A. Additionally, you may indicate the directed investment of future contributions under the plan for investment in the Employer Stock Fund. If you wish to direct investment of future contributions in the Employer Stock Fund, you need to complete Appendices A and B. If you do not wish to make an investment election, you do not need to take any action.

Time for Directing Investment

         The deadline for submitting your direction to invest funds in the Employer Stock Fund in order to purchase the stock issued in the initial offering is noon on ________ __, 2004. If you want to invest in the Employer Stock Fund, you must return the attached form to Kim Manfredo of Kearny by noon on ________ __, 2004.

         After the initial offering, you will still be able to direct the investment of your account under the plan in the Employer Stock Fund and in other investment alternatives.

Irrevocability of Investment Direction

         The direction to invest your plan funds in the Employer Stock Fund in the initial offering cannot be changed after you have turned in your forms. However, you will be able to direct your account to purchase the stock after the initial offering by directing amounts in your account into the Employer Stock Fund.

Direction to Purchase the Stock After the Stock Offering

         Following completion of the stock offering, you will be permitted to direct that a certain percentage of your interest in the trust fund (up to 100%) be transferred to the Employer Stock Fund and invested in Kearny Financial Corp. common stock, or to the other investment funds available under the plan. Alternatively, you may direct that a certain percentage of your interest in the Employer Stock Fund be transferred to the trust fund to be invested in the other investment funds available in accordance with the terms of the plan. You can direct future contributions made to the plan by you or on your behalf to be invested in the Employer Stock Fund. Following your initial election, the allocation of your interest in the Employer Stock Fund may be changed daily by filing a change of investment allocation form with the plan administrator or by calling Pentegra's voice response unit at (800) 433-4422 and changing your investment allocation by phone or by internet at www.Pentegra.com

Nature of Each Participant's Interest in Kearny Financial Corp. Common Stock

         The trustee will hold Kearny Financial Corp. common stock in the name of the plan. Each participant has an allocable interest in the investment funds of the plan but not in any particular assets of the plan. Accordingly, a specific number of shares of the stock will not be directly attributable to the account of any individual participant. Dividend rights associated with the stock held by the Employer Stock Fund will be allocated to the Employer Stock Fund. Any increase (or decrease) in the value of the fund as a result of dividend rights will be reflected in each participant's allocable interest in the Employer Stock Fund.

Voting and Tender Rights of the Stock

         You will direct the trustee of the plan about how to vote your Kearny Financial Corp. shares. If you do not give voting instruction or tender instruction to the trustee, the trustee will vote or tender those shares within its discretion as a fiduciary under the plan or as directed by the plan administrator.

Minimum Investment

         The minimum investment of assets directed by a participant for the purchase of the stock in the initial offering is $250.00, and investments must be in increments of $10.00. Funds may be directed for the purchase of the stock attributable to your account regardless of whether your account assets are 100% vested at the time of your investment election. There is no minimum level of investment after the initial offering for investment in the Employer Stock Fund.

DESCRIPTION OF THE PLAN

General

         Kearny adopted a 401(k) plan effective July 1, 2000. Effective October 1, 2004, Kearny amended and restated its old plan into the new plan in order to include the Employer Stock Fund as an investment alternative. The new plan is a deferred compensation arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The plan will be submitted to the IRS for a determination by the IRS that the plan is qualified under Section 401(a) of the Internal Revenue Code and that its trust is qualified under Section 501(a) of the Internal Revenue Code. Kearny intends for the plan, in operation, to comply with the requirements under
Section 401(a) and Section 401(k) of the Internal Revenue Code. Kearny will adopt any amendments to the plan that may be necessary to ensure the continued qualified status of the plan under the Internal Revenue Code and other federal regulations.

         Employee  Retirement  Income  Security Act. The plan is an  "individual
         ------------------------------------------
account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act. As such, the plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of the act, except the funding requirements contained in Part 3 of Title I of the act, which do not apply to an individual account plan (other than a money purchase plan). The plan is not subject to Title IV (Plan Termination Insurance) of the act. Neither the funding requirements contained in Part 3 of Title I of the act nor the plan termination insurance provisions contained in Title IV of the act will be extended to participants or beneficiaries under the plan.

         Federal tax law imposes substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Kearny. Federal law may also impose a 10% excise tax on withdrawals you make from the plan before you reach the age of 59 1/2, regardless of whether the withdrawal occurs during or after your employment with Kearny.

         Full Text of Plan. The following portions of this prospectus supplement
         -----------------
are summaries of provisions in the plan. They are not complete and are qualified in their entirety by the full text of the plan. You may obtain copies of the full plan by sending a request to Kim Manfredo at Kearny. You should carefully read the full text of the plan document to understand your rights and obligations under the plan.


Eligibility and Participation

         You may participate in the plan on the first day of the month after completing 1,000 hours of service during a 12-month period with Kearny. As of August 13, 2004, there were 216 employees eligible to participate in the plan and 205 employees had elected to participate. The plan year is January 1 to December 31.

Contributions and Benefits Under the Plan

         Plan  Participant  Contributions.  You can  contribute to the plan on a
         --------------------------------
pretax basis. Contributions are automatically deducted from your salary each pay period. Salary means base salary plus overtime. When you contribute on a pretax basis, you pay no federal income tax on your deferrals until you withdraw money from the plan. You are permitted amounts of not less than 1% and not more than 75% of your annual base salary to the plan excluding bonuses and commissions. You may change the amount of your contributions at any time and your changes will be effective on the first day of the following pay period.

         Kearny  Contributions.  Kearny may match your contribution to the plan,
         ---------------------
but we are not obligated to match your contributions. Kearny currently matches 100% of your contributions up to 3% of your salary. Kearny contributions are subject to revision by us.

Limitation on Contributions

         Limitation on Employee Salary Deferral.  Although you may contribute up
         --------------------------------------
to 75% of your pay to the plan, federal tax law limits the dollar amount of your annual contribution to $13,000 in 2004. If you are age 50 or more you can make catch-up contributions of $3,000 in 2004. The Internal Revenue Service periodically adjusts this limit for inflation. Contributions in excess of this limit and earnings on those contributions generally will be returned to you by April 15 of the year following your contribution, and they will be subject to regular federal income taxes.

         Limitation on Annual  Additions  and  Benefits.  Under federal tax law,
         ----------------------------------------------
your contributions and our contributions to the plan may not exceed the lesser of 100% of your annual pay, or $41,000.

Contributions that we make to any other retirement program that we sponsor may also count against these limits.

         Special Rules About Highly-Paid  Employees.  Special  provisions of the
         ------------------------------------------
Internal Revenue Code limit contributions by employees who receive annual pay greater than $90,000. If you are in this category, some of your contribution may be returned if your contribution, when measured as a percentage of your pay, is substantially higher than the contributions made by other employees.

         If your annual pay is less than $130,000, we may be required to make a minimum contribution to the plan of 3% of your annual pay if the plan is considered to be a "top heavy" plan under federal tax law. The plan is considered "top heavy" if, in any year, the value of the plan accounts of employees making more than $130,000 represent more than 60 percent of the value of all accounts.


Investment of Plan Assets

         All amounts credited to your plan account are held in trust. A trustee appointed by Kearny's Board of Directors administers the trust and invests the plan assets. The plan offers the following investment choices:

         S&P 500 Stock Fund: Invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

         Stable Value Fund: Invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. Its objective is short-to-intermediate term: to achieve a stable return over short to intermediate periods of time while preserving the value of a participant's investment.

         S&P MidCap Stock Fund: Invests in the stocks of mid-sized U.S. companies. Its objective is long- term: to earn higher returns which reflect the growth potential of such companies.

         Money Market Fund: Invests in a broad range of high-quality short-term instruments. Its objective is short-term: to achieve competitive short-term rates of return while preserving the value of the participant's principal.

         Government Bond Fund: Invests in U.S. Treasury bonds with maturities of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

         Income Plus Asset Allocation Fund: Invests approximately 80% of its portfolio in a combination of stable value investments and U.S. bonds. The balance is invested in U.S. and international stocks. Its objective is intermediate-term: to preserve the value of a participant's investment over short periods of time and to offer some potential for growth.

         Growth and Income Asset Allocation Fund: Invests in U.S. domestic and international stocks, U.S. domestic bonds, and stable value investments. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

         Growth Asset Allocation Fund: Invests the majority of its assets in stocks -- domestic as well as international. Its objective is long-term: to pursue high growth of a participant's investment over time.

         International Stock Fund: Invests in over 1,000 foreign stocks in 20 countries. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

         Russell 2000 Stock Fund: Invests in most, or all, of the same stocks held in the Russell 2000 Index. Its objective is long-term: to earn high returns in smaller U.S. companies by matching its benchmark, the Russell 2000 Index.

         S&P 500/Growth Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Growth Index which are large-capitalization growth stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Growth Index.

         S&P 500/Value Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Value Index which are large-capitalization value stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Value Index.

         Nasdaq 100 Stock Fund: The fund is intended for long-term investors seeking to capture the growth potential of the 100 largest and most actively traded non-financial companies on the Nasdaq Stock Market. The Fund's benchmark is the Nasdaq 100 Index.

         Employer Stock Fund. The Employer Stock Fund invests primarily in the common stock of Kearny Financial Corp.

Performance of Previous Funds

         The annual percentage return on these funds for calendar years 2003, 2002 and 2001 was approximately:


       Fund                              2003           2002          2001
       ----                              ----           ----          ----
Money Market Fund                         0.9%          1.6%           4.0%
Stable Value Fund                         4.3%          5.3%           5.7%
Government Bond Fund                      1.3%         16.4%           3.2%
S&P 500 Stock Fund                       28.0%        (22.4%)        (12.3%)
S&P MidCap Stock Fund                    35.1%        (15.0%)        ( 0.9%)
International Stock Fund                 37.1%        (18.5%)        (22.0%)
Income Plus Asset Allocation Fund        11.7%         (2.6%)          1.7%
Growth Asset Allocation Fund             28.3%        (18.8%)        (14.0%)
Growth & Income Asset Allocation Fund    19.7%        (10.3%)         (5.2%)
Russell 2000 Stock Fund                  46.0%        (20.7%)          2.0%
S&P 500/Growth Stock Fund                24.9%        (24.0%)        (13.3%)
S&P 500/Value Stock Fund                 30.6%        (21.2%)        (12.2%)
Nasdaq 100 Stock Fund                    48.3%        (37.6%)        (32.7%)
Employer Stock Fund                       N/A           N/A            N/A

Performance of the Employer Stock Fund

         The Employer Stock Fund is invested in the common stock of Kearny Financial Corp. As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the Kearny Financial Corp. common stock. Accordingly, there is no record of the investment performance of the Employer Stock Fund. Performance of the Employer Stock Fund depends on a number of factors, including the financial condition and profitability of Kearny Financial Corp. and market conditions for Kearny Financial Corp. common stock generally.

         Please note that investment in the Employer Stock Fund is not an investment in a savings account or certificate of deposit, and such investment in Kearny Financial Corp. common stock through the Employer Stock Fund is not insured by the FDIC or any other regulatory agency. Further, no assurances can be given with respect to the price at which the stock may be sold in the future.

         Investments in the Employer Stock Fund may involve certain special risks relating to investments in the common stock of Kearny Financial Corp. For a discussion of these risk factors, see "Risk Factors" beginning on page __ of the prospectus.

Benefits Under the Plan

         Vesting.  The contributions  that you make in the plan are fully vested
         -------
and cannot be forfeited. You are 100% vested in our matching contributions. You vest in employer supplemental contributions as follows:

Withdrawals and Distributions From the Plan

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH KEARNY FINANCIAL CORP. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH KEARNY FINANCIAL CORP. OR AFTER TERMINATION OF EMPLOYMENT.

         Withdrawals  Before  Termination  of  Employment.   Your  plan  account
         ------------------------------------------------
provides you with a source of retirement income. But, while you are employed by Kearny, if you need funds from your account before retirement, you may be eligible to receive either an in-service withdrawal, or (from your pre-tax contributions) a hardship distribution or a loan. You can apply for a hardship distribution or a loan from the plan by contacting Kim Manfredo at Kearny. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses, like a mortgage payment or medical bill, and have no other reasonably available resources to meet your financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balance. Hardship withdrawals (except for medical expenses exceeding 7.5% of your adjusted gross income) and in-service withdrawals are subject to the 10% early distribution penalty. Loans are not subject to the 10% early distribution penalty.

         Participants' pre-tax elective deferrals may not be distributed earlier than upon separation from service, death, disability, or attainment of age 59 1/2.

         You may make voluntary withdrawals of your pre-tax elective deferrals and earnings thereon as of December 31, 1988 only in the event of hardship or attainment of age 59 1/2. You may withdraw earnings after December 31, 1988 only in the event of attainment of age 59 1/2. You may also make withdrawals of your employee rollover contributions and the earnings thereon, and of employer matching contributions, if any, and the earnings thereon. You may make not more than one voluntary withdrawal from your account in a Plan Year.

         In general, employer contributions credited on your behalf will not be available for in-service withdrawal until such employer contributions have been invested in the Plan for at least 2 years or you have been a participant in the Plan for at least 5 years or in the event of your death, disability, retirement, attainment of age 59 1/2 or termination of employment.

         Distributions  Upon Termination for Any Other Reason.  If you terminate
         ----------------------------------------------------
employment with Kearny for any reason other than retirement, disability or death and your account balance exceeds $500, the trustee will distribute your benefits to you the later of the April 1 of the calendar year after you turn age 70 1/2 or when you retire, unless you request otherwise. You may elect to maintain your account balance in the plan for as long as Kearny maintains the plan or you may elect one or more of the forms of distribution available under the plan. If your account balance does not exceed $500, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

         Distributions  Upon Disability.  If you can no longer work because of a
         ------------------------------
disability, as defined in the plan, you may withdraw your total account balance under the plan and have that amount paid to you in accordance with the terms of the plan. If you later become reemployed after you have withdrawn some or all of your account balance, you may not repay to the plan any withdrawn amounts.

         Withdrawal  Upon Death.  If you die while you are a participant  in the
         ----------------------
Plan, the value of your entire account will be payable to your beneficiary. You may elect to have your beneficiary receive distribution in 5 annual installments (10 if your spouse is your beneficiary, provided that your spouse's remaining life expectancy is at least 10 years). If such an election is not in effect at the time of your death, your beneficiary may elect to receive the benefit in the form of annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary, provided that your spouse's remaining life expectancy is at least 10 years) or make withdrawals as often as once per year, except that any balance remaining must be withdrawn by the 5th anniversary (10th anniversary if your spouse is your beneficiary, provided that your spouse's remaining life expectancy is at least 10 years) of your death.

         Distributions  of the Stock of Kearny  Financial Corp. If you receive a
         -----------------------------------------------------
distribution from the plan and assets under the plan have been directed by you to be invested in the Employer Stock Fund, you may have those assets distributed in kind in the form of stock of Kearny Financial Corp.

         Form of  Benefits.  Payment  of your  benefits  upon  your  retirement,
         -----------------
disability, or other termination of employment will be made either in a lump sum payment or installments.

         If you die before receiving benefits pursuant to your retirement, disability, or termination of employment, your beneficiary will receive a lump sum payment, unless the payment would exceed $500 and an election is made for annual installments up to 5 years. Your spouse can receive payments for up to 10 years.

         Nonalienation  of Benefits.  Except with respect to federal  income tax
         --------------------------
withholding and as provided with respect to a qualified domestic relations order, as defined in the Internal Revenue Code, benefits payable under the plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the plan shall be void.

         Plan  Loans.  You may  borrow  money  from the  vested  portion of your
         -----------
account. The minimum amount you may borrow is $1,000. The maximum amount is 50% of your vested account balance. You may never borrow more than $50,000 minus the highest outstanding balance on any individual loan during the last 12 months.

         You may take up to five years to repay a general purpose loan. If you are using the loan to purchase your primary residence, a repayment period of 15 years is permissible. You must repay the loan through payroll deductions.

         If you fail to make any loan repayment when due, your loan will be in default. The full amount of the loan will be due and payable by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment. If the outstanding balance of the loan is in default and is not repaid in the aforementioned time period, you will be considered to have received a distribution of said amount.

Administration of the Plan

         Effective ________ __, 2004, Kearny will administer the plan. The Bank of New York will serve as trustee and custodian for all investment funds under the plan except the Employer Stock Fund. John N. Hopkins, John Mazur and Matthew McClane will serve as trustees with respect to the Employer Stock Fund during the initial public offering by Kearny Financial Corp. After the stock of Kearny Financial Corp. begins trading, the Bank of New York also will be the trustee for the Employer Stock Fund. The plan administrator is responsible for the administration of the plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries and others under the Employee Retirement Income Security Act.

         The trustee receives and holds the contributions to the plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust. The address of the plan administrator and the trustee for the Employer Stock Fund is 401k Plan Administrator c/o Kearny Federal Savings Bank, 614 Kearny Avenue, Kearny, New Jersey 07032. The address of the Bank of New York is One Wall Street, New York, New York, 10286.

Reports to Plan Participants

         The plan administrator will furnish to each participant a statement at least quarterly showing:

o    the balance in your account as of the end of that period;

o    the amount of contributions allocated to your account for that period; and

o    the adjustments to your account to reflect earnings or losses (if any).

         If you invest in the Employer Stock Fund, you will also receive a copy of Kearny Financial Corp.'s Annual Report to Stockholders and a proxy statement related to stockholder meetings.

Amendment and Termination

         It is the intention of Kearny to continue the plan indefinitely. Nevertheless, Kearny, within its sole discretion may terminate the plan at any time. If the plan is terminated in whole or in part, then regardless of other provisions in the plan, you will have a fully vested interest in your accounts. Kearny reserves the right to make, from time to time, any amendment or amendments to the plan that do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Kearny may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation, or Transfer

         In the event of the merger or consolidation of the plan with another plan, or the transfer of the trust assets to another plan, the plan requires that each participant would (if either the plan or the other plan then be terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the plan had then terminated).

Federal Income Tax Consequences

         The following discussion is only a brief summary of certain federal income tax aspects of the plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the plan. At the time you receive a distribution from the plan, you will receive a tax notice which conforms to the IRS safe harbor explanation of the distribution in accordance with IRS Notice 2002-3. The tax rules that affect your benefits under the plan change frequently and may vary based on your individual situation. This summary also does not discuss how state or local tax laws affect your plan benefits. We urge you to consult your tax advisor with respect to any distribution from the plan and transactions involving the plan.

         Federal tax law provides the participants under the plan with a number of special benefits:

         (1) you pay no current income tax on your contributions or Kearny contributions; and

         (2) the earnings on your plan accounts are not taxable until you receive a distribution.

         These benefits are conditioned on the plan's compliance with special requirements of federal tax law. We intend to satisfy all of the rules that apply to the plan. However, if the rules are not satisfied, the special tax benefits available to the plan may be lost.

         Special Distribution Rules. If you turned 50 before 1986, you may be eligible to spread the taxes on the distribution over as much as 10 years. You should consult with your tax advisor to determine if you are eligible for this special tax benefit and whether it is appropriate to your financial needs.

         Kearny Financial Corp. Common Stock Included in Lump Sum Distribution. If a distribution of all of your benefits includes shares of Kearny Financial Corp. common stock, you will generally not be taxed on the increase in the value of the stock since its purchase until you sell the stock. You will be taxed on the amount of the distribution equal to your original cost for the stock when you receive your distribution.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the plan to retirement programs sponsored by other employers or to an individual retirement account. We will provide you with detailed information on how to roll over a distribution when you are eligible to receive benefits under the plan.

Restrictions on Resale

         If you are an "affiliate" of Kearny Financial Corp. or Kearny Federal Savings Bank, you may be subject to special rules under federal securities laws that affect your ability to sell shares you hold in the Employer Stock Fund. Directors, officers and substantial shareholders of Kearny Financial Corp. are generally considered "affiliates." Any person who may be an "affiliate" of Kearny may wish to consult with counsel before transferring any common stock they own. If you are not considered an "affiliate" of Kearny you may freely sell any shares of Kearny Financial Corp. common stock distributed to you under the plan, either publicly or privately.

Additional Employee Retirement Income Security Act ("ERISA") Considerations

         As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan's assets by participants and beneficiaries. The Plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Kearny Financial Corp., the Plan administrator, or the Plan's trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results form your exercise of control over the assets in your Plan account.

         Because you will be entitled to invest all of or a portion of your account balance in the Plan in Kearny Financial Corp. common stock, the regulations under Section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock to be conducted in a way that ensures the confidentiality of your exercise of these rights.

SEC Reporting and Short-Swing Profit Liability

         Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Kearny Financial Corp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Kearny Financial Corp., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 2 business days after the change occurs, or annually on a Form 5 within 45 days after the close of Kearny Financial Corp.'s fiscal year. Discretionary transactions in and beneficial ownership of the Common Stock through the Kearny Financial Corp. Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Kearny Financial Corp. generally must be reported to the Securities and Exchange Commission by such individuals.

         In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Kearny Financial Corp. of profits realized by an officer, director or any person beneficially owning more than 10% of Kearny Financial Corp.'s common stock resulting from non-exempt purchases and sales of Kearny Financial Corp.'s common stock within any six-month period.

         The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

         Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of Common Stock distributed from the Plan for six months following such distribution and are prohibited form directing additional purchases of units within the Kearny Financial Corp. stock fund for six months after receiving such a distribution.

Additional Information

         This prospectus supplement dated November __, 2004, is part of the prospectus of Kearny Financial Corp. dated November __, 2004. This prospectus supplement shall be delivered to plan participants together with the prospectus and is not complete unless it is accompanied by the prospectus.

                                 LEGAL OPINIONS

         The validity of the issuance of the common stock will be passed upon by Malizia Spidi & Fisch, PC, Washington, D.C., which acted as special counsel for Kearny Financial Corp. in connection with the initial public offering by Kearny Financial Corp.

                      Appendix-A: Investment Election Form

                                                                      Appendix-A
                                                                      ----------


                           KEARNY FEDERAL SAVINGS BANK
              EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND TRUST

                           ---------------------------

                 Participant Voluntary Investment Election Form

                           ---------------------------


Name of Plan Participant:
                           ------------------------------------------


Social Security Number:
                           ------------------------------------------

1.       Instructions.
         ------------

         In connection with the initial public offering of Kearny Financial Corp., Kearny has adopted the Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust to permit plan participants to direct all, or a portion, of the assets attributable to their participant accounts into a new fund: the Employer Stock Fund. The assets attributable to a participant's account that are transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of Kearny Financial Corp. to be issued in the initial stock offering of Kearny Financial Corp.

         To direct a transfer of all or a part of the funds credited to your account to the Employer Stock Fund, you should complete this form and return it to Kim Manfredo at Kearny Federal Savings Bank, at 250 Valley Boulevard, Wood-Ridge, New Jersey 07075 who will retain this form and return a copy to you. If you need any assistance in completing this form, please contact Kim Manfredo at (201) 939-3400 Ext. 104. If you do not complete and return this form by March 4, 2004, at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided.

2.       Investment Directions.
         ---------------------

          As a participant in the plan, I hereby voluntarily elect to direct the trustee of the plan to invest the below indicated dollar sum of my participant account balance under the plan as indicated below.

         I hereby voluntarily elect and request to direct investment of the below indicated dollar amount of my participant account funds for the purchase of the common stock to be issued in Kearny Financial Corp.'s initial offering (minimum investment of $250.00; rounded to the nearest $10.00 increment; maximum investment permissible is 50,000 shares of common stock or $500,000):
$___________. Enter your $ level of requested purchase through the plan. Such amount may not exceed the vested portion of assets held under the plan for you. Please note that the actual number of shares of common stock purchased on your behalf under the plan may be limited or reduced in accordance with the plan of stock issuance of Kearny Financial Corp. based upon the total number of shares of common stock subscribed for by other parties. On the attached Appendix-B, please indicate from which funds such investments should be transferred. Only available funds may be used for purchase.

         All other funds in my participant account will remain invested as previously requested. All future contributions under the plan will continue to be invested as previously requested or as revised by me at a later date.

3.       Acknowledgment.
         --------------

         I fully understand that this self-directed portion of my participant account does not share in the overall net earnings, gains, losses, and appreciation or depreciation in the value of assets held by the plan's other investment funds, but only in my account's allocable portion of such items from the directed investment account invested in the common stock. I understand that the plan's trustee, in complying with this election and in following my directions for the investment of my account, is not responsible or liable in any way for the expenses or losses that may be incurred by my account assets invested in common stock under the Employer Stock Fund.

         I further understand that this one time election shall become irrevocable by me upon execution and submission of this Investment Form. Only
                                                                            ----
properly  signed forms  delivered  to the plan  trustee on or before , 2004,  at
--------------------------------------------------------------------------------
noon, will be honored.
----------------------

         The undersigned participant acknowledges that he or she has received the prospectus of the Kearny Financial Corp., dated November __, 2004, the prospectus supplement dated November __, 2004, regarding the Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust as adopted by Kearny Federal Savings Bank and this Investment Form. The undersigned hereby acknowledges that the shares of common stock to be purchased with the funds noted above are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, Bank Insurance Fund, the Savings Association Insurance Fund, or any other governmental agency. Investment in the common stock will expose the undersigned to the investment risks and potential fluctuations in the market price of the common stock. Investment in the common stock does not offer any guarantees regarding maintenance of the principal value of such investment or any projections or guarantees associated with future value or dividend payments with respect to the common stock. The undersigned hereby voluntarily makes and consents to this investment election and voluntarily signed his (her) name as of the date listed below. If you so elect, you may choose not to make any investment decision at this time.

I UNDERSTAND THAT BY EXECUTING THIS ORDER I DO NOT WAIVE ANY RIGHTS AFFORDED TO ME BY THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.


--------------------      ----------    ------------------------                ---------
Witness                   Date                Participant                        Date


For the Trustee                                For the Plan Administrator

--------------------      ----------    ------------------------                ---------
                          Date                                                  Date

                Appendix-B: Change of Investment Allocation Form

                                                                      Appendix-B
                                                                      ----------

                      Change of Investment Allocation Form

Kearny Financial Corp.

CHANGE OF INVESTMENT ALLOCATION
-------------------------------

1.  Member Data

--------------------------------------------------------------------------------
Print your full name above (Last, first, middle initial)  Social Security Number

--------------------------------------------------------------------------------
Street Address             City             State                  Zip

2.  Instructions

Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust is giving members a special opportunity to invest their 401(k) account balances in a new investment fund - the Employer Stock Fund - which is comprised primarily of common stock issued by Kearny Financial Corp. in connection with the initial stock offering of Kearny Financial Corp. The percentage of a member's account transferred at the direction of the member into the Employer Stock Fund will be used to purchase shares of the common stock during the initial offering of Kearny Financial Corp. Please review the prospectus and the prospectus supplement before making any decision.

In the event of an oversubscription in the offering so that the total amount you allocate to the Employer Stock Fund can not be used by the trustee to purchase the common stock, your account will be reinvested in the other funds of the plan as previously directed in your last investment election. If no investment election is provided, your account will be invested in the Money Market Fund.

Investing in the common stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The plan trustee and the plan administrator are not authorized to make any representations about this investment other than what appears in the prospectus and prospectus supplement, and you should not rely on any information other than what is contained in the prospectus and prospectus supplement. For a discussion of certain factors that should be considered by each member in deciding whether to invest in the common stock, see "Risk Factors" beginning on page __ of the prospectus. Any shares purchased by the plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to the common stock, as discussed in the prospectus and prospectus supplement.

3.  Investment Directions   (Applicable to Accumulated Balances Only)

To direct a transfer of all or part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with Kim Manfredo, of Kearny Federal Savings Bank no later than ________ __, 2004 at noon. If you need any assistance in completing this form, please contact Kim Manfredo at (201) 939-3400 Ext. 104. If you do not complete and return this form to Kim Manfredo by ________ __, 2004 at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided by you.

         Notwithstanding the election made in Appendix-A for purchases of the Employer Stock Fund, your purchase of Kearny Financial Corp. Stock will be limited to the amounts available in the following funds. No purchases of the Employer Stock Fund will be made with insufficient funds in any funds.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested in the Employer Stock Fund as follows:



                                                            Dollar Amount
                                                                to be
                     Fund                                    transferred
                     ----                                    -----------

S&P 500 Stock Fund....................................          ______
Russell 2000 Stock Fund...............................          ______
S&P 500/Growth Stock Fund.............................          ______
S&P 500/Value Stock Fund..............................          ______
Stable Value Fund.....................................          ______
S&P MidCap Stock Fund.................................          ______
Money Market Fund.....................................          ______
Government Bond Fund..................................          ______
International Stock Fund..............................          ______
Income Plus Fund......................................          ______
Growth & Income Fund..................................          ______
Growth Fund...........................................          ______
Nasdaq 100 Stock Fund.................................          ______
          Total (Important!)..........................          ______

(The Total should equal the total dollar amount on Page 1 of Appendix-A.)

Note: The total amount transferred may not exceed the total value of your accounts.

4. Investment Directions (Applicable to Future Contributions Only) I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by Kearny Financial Corp. including those contributions and/or repayments received by Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust during the same reporting period as this form, be invested in the following funds (in whole percentages). If I elect to invest in the common stock of Kearny Financial Corp., such future contributions or loan repayments, if any, will be invested in the Employer Stock Fund the month following the conclusion of the stock offering. Please read "Notes" on the following page before
completing.                                                               ------

                        Fund                         Percentage
                        ----                         ----------
S&P 500 Stock Fund...................................  ____  %
Russell 2000 Stock Fund..............................  ____  %
S&P 500/Growth Stock Fund............................  ____  %
S&P 500/Value Stock Fund.............................  ____  %
Stable Value Fund....................................  ____  %
S&P MidCap Stock Fund................................  ____  %
Money Market Fund....................................  ____  %
Government Bond Fund.................................  ____  %
International Stock Fund.............................  ____  %
Income Plus Fund.....................................  ____  %
Growth & Income Fund.................................  ____  %
Growth Fund..........................................  ____  %
Employer Stock Fund..................................  ____  %
Nasdaq 100 Stock Fund................................  ____  %
       Total (Important!)............................  100%

         Notes: No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, Russell 2000 Stock Fund, S&P 500/Growth Stock Fund, S&P 500/Value Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund, Nasdaq 100 Stock Fund and/or Employer Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation Form. The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred from the Stable Value Fund that have not satisfied the equity wash requirement. Such amounts will remain in either the S&P 500 Stock Fund, Russell 2000 Stock Fund, S&P 500/Growth Stock Fund, S&P 500/Value Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund, Nasdaq 100 Stock Fund and/or Employer Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.

5.  Participant Signature and Acknowledgment - Required

By signing this Change of Investment Allocation form, I authorize and direct the plan administrator and trustee to carry out my instructions. If investing in the Employer Stock Fund, I acknowledge that I have been provided with and read a copy of the prospectus and prospectus supplement relating to the issuance of the common stock. I am aware of the risks involved in the investment in the common stock, and understand that the trustee and plan administrator are not responsible for my choice of investment.

MEMBER'S SIGNATURE

I understand that the above directed change(s) will be processed within one to five days of the form being received by Pentegra. I further understand that if I do not complete either Section 3 or Section 4, no change will be made to my current directions for future contributions or accumulated balances, respectively.


---------------------------------------                           --------------
Signature of Member                                                    Date

Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.

On behalf of the above named member, I certify that the signature above is that of the participant making this request.

---------------------------------------                           --------------
Signature of Kearny Federal Savings Bank                               Date
Authorized Representative





Please complete and return by noon on ________ __, 2004

             Appendix-C: Special Tax Notice Regarding Plan Payments

                                                                      Appendix-C
                                                                      ----------

                   SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

         This notice explains how you can continue to defer federal income tax on your retirement savings in the Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust (the "Plan") and contains important information you will need before you decide how to receive your Plan benefits.

         This notice is provided to you by Kearny Federal Savings Bank (your "Plan Administrator") because all or part of the payment that you will soon receive from the Plan may be eligible for rollover by you or your Plan Administrator to a traditional IRA or an eligible employer plan. A rollover is a payment by you or the Plan Administrator of all or part of your benefit to another plan or IRA that allows you to continue to postpone taxation of that benefit until it is paid to you. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly known as an education IRA). An "eligible employer plan" includes a plan qualified under section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan, and money purchase plan; a section 403(a) annuity plan; a section 403(b) tax-sheltered annuity; and an eligible section 457(b) plan maintained by a governmental employer (governmental 457 plan).

         An eligible employer plan is not legally required to accept a rollover. Before you decide to roll over your payment to another employer plan, you should find out whether the plan accepts rollovers and, if so, the types of distributions it accepts as a rollover. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Even if a plan accepts rollovers, it might not accept rollovers of certain types of distributions, such as after-tax amounts. If this is the case, and your distribution includes after-tax amounts, you may wish instead to roll your distribution over to a traditional IRA or split your rollover amount between the employer plan in which you will participate and a traditional IRA. If an employer plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse's consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from this Plan. Check with the administrator of the plan that is to receive your rollover prior to making the rollover.

         If you have additional questions after reading this notice, you can contact your plan administrator, Albert Gossweiler at (201) 939-3400 Ext. 102.

         SUMMARY

         There are two ways you may be able to receive a Plan payment that is eligible for rollover:

         (1) Certain payments can be made directly to a traditional IRA that you establish or to an eligible employer plan that will accept it and hold it for your benefit ("DIRECT ROLLOVER"); or

         (2) The payment can be PAID TO YOU.

         If you choose a DIRECT ROLLOVER:

         * Your payment will not be taxed in the current year and no income tax will be withheld.

         * You choose whether your payment will be made directly to your traditional IRA or to an eligible employer plan that accepts your rollover. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account because these are not traditional IRAs.

         * The taxable portion of your payment will be taxed later when you take it out of the traditional IRA or the eligible employer plan. Depending on the type of plan, the later distribution may be subject to different tax treatment than it would be if you received a taxable distribution from this Plan.

         If you choose to have a Plan payment that is eligible for rollover PAID TO YOU:

         *        You  will  receive  only  80% of  the  taxable  amount  of the payment, because the Plan Administrator is required to withhold 20% of that amount and send it to the IRS as income tax withholding to be credited against your taxes.

         * The taxable amount of your payment will be taxed in the current year unless you roll it over. Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you may have to pay an additional 10% tax.

         * You can roll over all or part of the payment by paying it to your traditional IRA or to an eligible employer plan that accepts your rollover within 60 days after you receive the payment. The amount rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

         * If you want to roll over 100% of the payment to a traditional IRA or an eligible employer plan, you must find other money to replace the 20% of the taxable portion that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

         YOUR RIGHT TO WAIVE THE 30-DAY NOTICE PERIOD. Generally, neither a direct rollover nor a payment can be made from the Plan until at least 30 days after your receipt of this notice. Thus, after receiving this notice, you have at least 30 days to consider whether or not to have your withdrawal directly rolled over. If you do not wish to wait until this 30-day notice period ends before your election is processed, you may waive the notice period by making an affirmative election indicating whether or not you wish to make a direct rollover. Your withdrawal will then be processed in accordance with your election as soon as practical after it is received by the Plan Administrator.

MORE INFORMATION

I. PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

II. DIRECT ROLLOVER

III. PAYMENT PAID TO YOU

IV. SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

         I.       PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

         Payments from the Plan may be "eligible rollover distributions." This means that they can be rolled over to a traditional IRA or to an eligible employer plan that accepts rollovers. Payments from a plan cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account. Your Plan Administrator should be able to tell you what portion of your payment is an eligible rollover distribution.

         The following types of payments cannot be rolled over:

         PAYMENTS SPREAD OVER LONG PERIODS. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for:

         * your lifetime (or a period measured by your life expectancy), or

         * your lifetime and your beneficiary's lifetime (or a period measured by your joint life expectancies), or

         *        a period of 10 years or more.

         REQUIRED MINIMUM PAYMENTS. Beginning when you reach age 70 1/2 or retire, whichever is later, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you. Special rules apply if you own more than 5% of your employer.

         HARDSHIP DISTRIBUTIONS. A hardship distribution cannot be rolled over.

         ESOP DIVIDENDS. Cash dividends paid directly to you on employer stock held in an employee stock ownership plan cannot be rolled over.

         CORRECTIVE DISTRIBUTIONS. A distribution that is made to correct a failed nondiscrimination test or because legal limits on certain contributions were exceeded cannot be rolled over.

         LOANS TREATED AS DISTRIBUTIONS. The amount of a plan loan that becomes a taxable deemed distribution because of a default cannot be rolled over. However, a loan offset amount is eligible for rollover, as discussed in Part III below. Ask the Plan Administrator of this Plan if distribution of your loan qualifies for rollover treatment.

         The Plan Administrator of this Plan should be able to tell you if your payment includes amounts which cannot be rolled over.

         II.      DIRECT ROLLOVER

         A DIRECT ROLLOVER is a direct payment of the amount of your Plan benefits to a traditional IRA or an eligible employer plan that will accept it. You can choose a DIRECT ROLLOVER of all or any portion of your payment that is an eligible rollover distribution, as described in Part I above. You are not taxed on any taxable portion of your payment for which you choose a DIRECT ROLLOVER until you later take it out of the traditional IRA or eligible employer plan. In addition, no income tax withholding is required for any taxable portion of your Plan benefits for which you choose a DIRECT ROLLOVER. This Plan might not let you choose a DIRECT ROLLOVER if your distributions for the year are less than $200.

         DIRECT ROLLOVER to a Traditional IRA. You can open a traditional IRA to receive the direct rollover. If you choose to have your payment made directly to a traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to a traditional IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish a traditional IRA to receive the payment. However, in choosing a traditional IRA, you may wish to make sure that the traditional IRA you choose will allow you to move all or a part of your payment to another traditional IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on traditional IRAs (including limits on how often you can roll over between IRAs).

         DIRECT ROLLOVER to a Plan. If you are employed by a new employer that has an eligible employer plan, and you want a direct rollover to that plan, ask the plan administrator of that plan whether it will accept your rollover. An eligible employer plan is not legally required to accept a rollover. Even if your new employer's plan does not accept a rollover, you can choose a DIRECT ROLLOVER to a traditional IRA. If the employer plan accepts your rollover, the plan may provide restrictions on the circumstances under which you may later receive a distribution of the rollover amount or may require spousal consent to any subsequent distribution. Check with the plan administrator of that plan before making your decision.

         DIRECT ROLLOVER of a Series of Payments. If you receive a payment that can be rolled over to a traditional IRA or an eligible employer plan that will accept it, and it is paid in a series of payments for less than 10 years, your choice to make or not make a DIRECT ROLLOVER for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

         CHANGE IN TAX TREATMENT RESULTING FROM A DIRECT ROLLOVER. The tax treatment of any payment from the eligible employer plan or traditional IRA receiving your DIRECT ROLLOVER might be different than if you received your benefit in a taxable distribution directly from the Plan. For example, if you were born before January 1, 1936, you might be entitled to ten-year averaging or capital gain treatment, as explained below. However, if you have your benefit rolled over to a section 403(b) tax-sheltered annuity, a governmental 457 plan, or a traditional IRA in a DIRECT ROLLOVER, your benefit will no longer be eligible for that special treatment. See the sections below entitled "Additional 10% Tax if You Are under Age 59 1/2" and "Special Tax Treatment if You Were Born before January 1, 1936."

         III.     PAYMENT PAID TO YOU

         If your payment can be rolled over (see Part I above) and the payment is made to you in cash, it is subject to 20% federal income tax withholding on the taxable portion (state tax withholding may also apply). The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a traditional IRA or an eligible employer plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

         Income Tax Withholding:

         MANDATORY WITHHOLDING. If any portion of your payment can be rolled over under Part I above and you do not elect to make a DIRECT ROLLOVER, the Plan is required by law to withhold 20% of the taxable amount. This amount is sent to the IRS as federal income tax withholding. For example, if you can roll over a taxable payment of $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, unless you make a rollover within 60 days (see "Sixty-Day Rollover Option" below), you must report the full $10,000 as a taxable payment from the Plan. You must report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year. There will be no income tax withholding if your payments for the year are less than $200.

         VOLUNTARY WITHHOLDING. If any portion of your payment is taxable but cannot be rolled over under Part I above, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. If you do nothing, an amount will be taken out of this portion of your payment for federal income tax withholding. To elect out of withholding, ask the Plan Administrator for the election form and related information.

         SIXTY-DAY ROLLOVER OPTION. If you receive a payment that can be rolled over under Part I above, you can still decide to roll over all or part of it to a traditional IRA or to an eligible employer plan that accepts rollovers. If you decide to roll over, you must contribute the amount of the payment you received to a traditional IRA or eligible employer plan within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

         You can roll over up to 100% of your payment that can be rolled over under Part I above, including an amount equal to the 20% of the taxable portion that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the traditional IRA or the eligible employer plan, to replace the 20% that was withheld. On the other hand, if you roll over only the 80% of the taxable portion that you received, you will be taxed on the 20% that was withheld.

         EXAMPLE: The taxable portion of your payment that can be rolled over under Part I above is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a traditional IRA or an eligible employer plan. To do this, you roll over the $8,000 you received from the Plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the traditional IRA or an eligible employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of part or all of the $2,000 withheld.

         If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return, you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

         ADDITIONAL 10% TAX IF YOU ARE UNDER AGE 59 1/2. If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax generally does not apply to (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Code section 404(k), (5) payments that are paid directly to the government to satisfy a federal tax levy, (6) payments that are paid to an alternate payee under a qualified domestic relations order, or (7) payments that do not exceed the amount of your deductible medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

         SPECIAL TAX TREATMENT IF YOU WERE BORN BEFORE JANUARY 1, 1936.
If you receive a payment from a plan qualified under section 401(a) or a section 403(a) annuity plan that can be rolled over under Part I and you do not roll it over to a traditional IRA or an eligible employer plan, the payment will be taxed in the year you receive it. However, if the payment qualifies as a "lump sum distribution," it may be eligible for special tax treatment. (See also "Employer Stock or Securities", below.) A lump sum distribution is a payment, within one year, of your entire balance under the Plan (and certain other similar plans of the employer) that is payable to you after you have reached age 59 1/2 or because you have separated from service with your employer (or, in the case of a self-employed individual, after you have reached age 59 1/2 or have become disabled). For a payment to be treated as a lump sum distribution, you must have been a participant in the Plan for at least five years before the year in which you received the distribution. The special tax treatment for lump sum distributions that may be available to you is described below.

         TEN-YEAR AVERAGING. If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates). Ten-year averaging often reduces the tax you owe.

         There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. You may not elect this special tax treatment if you rolled amounts into this Plan from a 403(b) tax-sheltered annuity contract, a governmental 457 plan, or from an IRA not originally attributable to a qualified employer plan. If you have previously rolled over a distribution from this Plan (or certain other similar plans of the employer), you cannot use this special averaging treatment for later payments from the Plan. If you roll over your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, you will not be able to use special tax treatment for later payments from that IRA, plan, or annuity. Also, if you roll over only a portion of your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, this special tax treatment is not available for the rest of the payment. See IRS Form 4972 for additional information on lump sum distributions and how you elect the special tax treatment.

         EMPLOYER STOCK OR SECURITIES. There is a special rule for a payment from the Plan that includes employer stock (or other employer securities). To use this special rule, 1) the payment must qualify as a lump sum distribution, as described above, except that you do not need five years of plan participation, or 2) the employer stock included in the payment must be attributable to "after-tax" employee contributions, if any. Under this special rule, you may have the option of not paying tax on the "net unrealized appreciation" of the stock until you sell the stock. Net unrealized appreciation generally is the increase in the value of the employer stock while it was held by the Plan. For example, if employer stock was contributed to your Plan account when the stock was worth $1,000 but the stock was worth $1,200 when you received it, you would not have to pay tax on the $200 increase in value until you later sold the stock.

         You may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, your net unrealized appreciation will be taxed in the year you receive the stock, unless you roll over the stock. The stock can be rolled over to a traditional IRA or another eligible employer plan, either in a direct rollover or a rollover that you make yourself. Generally, you will no longer be able to use the special rule for net unrealized appreciation if you roll the stock over to a traditional IRA or another eligible employer plan.

         If you receive only employer stock in a payment that can be rolled over, no amount will be withheld from the payment. If you receive cash or property other than employer stock, as well as employer stock, in a payment that can be rolled over, the 20% withholding amount will be based on the entire taxable amount paid to you (including the value of the employer stock determined by excluding the net unrealized appreciation). However, the amount withheld will be limited to the cash or property (excluding employer stock) paid to you.

         If you receive employer stock in a payment that qualifies as a lump sum distribution, the special tax treatment for lump sum distributions described above (such as 10-year averaging) also may apply. See IRS Form 4972 for additional information on these rules.

         REPAYMENT OF PLAN LOANS. If your employment ends and you have an outstanding loan from your Plan, your employer may reduce (or "offset") your balance in the Plan by the amount of the loan you have not repaid. The amount of your loan offset is treated as a distribution to you at the time of the offset and will be taxed unless you roll over an amount equal to the amount of your loan offset to another qualified employer plan or a traditional IRA within 60 days of the date of the offset. If the amount of your loan offset is the only amount you receive or is treated as having received, no amount will be withheld from it. If you receive other payments of cash or property from the Plan, the 20% withholding amount will be based on the entire amount paid to you, including the amount of the loan offset. The amount withheld will be limited to the amount of other cash or property paid to you (other than any employer securities). The amount of a defaulted plan loan that is a taxable deemed distribution cannot be rolled over.

         IV.      SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER
BENEFICIARIES

         In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees." You are an alternate payee if your interest in the Plan results from a "qualified domestic relations order," which is an order issued by a court, usually in connection with a divorce or legal separation.

         If you are a surviving spouse or an alternate payee, you may choose to have a payment that can be rolled over, as described in Part I above, paid in a DIRECT ROLLOVER to a traditional IRA or to an eligible employer plan or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to a traditional IRA or to an eligible employer plan. Thus, you have the same choices as the employee.

         If you are a beneficiary other than a surviving spouse or an alternate payee, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

         If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10% tax described in Part III above, even if you are younger than age 59 1/2.

         If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in Part III above. If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had 5 years of participation in the Plan.

         HOW TO OBTAIN ADDITIONAL INFORMATION

         This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with the Plan Administrator or a professional tax advisor before you take a payment of your benefits from your Plan. Also, you can find more specific information on the tax treatment of payments from qualified employer plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, Individual Retirement Arrangements. These publications are available from your local IRS office, on the IRS's Internet Web Site at www.irs.gov, or by calling 1-800-TAX-FORMS.

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